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                                                                 Exhibit 10.9(c)

                  LEASE AGREEMENT BETWEEN THE AIRPORT AUTHORITY
                        OF THE CITY OF LINCOLN, NEBRASKA
                                       AND
                                BIONEBRASKA, INC.


         1. This will confirm that the Airport Authority has, effective November 1, 1999, rented to you Building No. 2378, in Lincoln Air Park West as outlined in red on the attached Exhibit "A". Tenancy will be from month to month with payment due on the first of each calendar month, beginning November 1, 1999. Notice of termination must be given a month in advance on or before the first of the month.

         2. Lessee shall pay Authority as rent for the premises leased, the sum of $190.00 per month payable in advance on the first day of each month. Lessee shall use the premises for storage.

         3. This lease shall in every sense be without cost to Authority. Lessee shall pay for all utility services supplied to said premises including standard metering devices for the measurement of such services, and shall arrange for initiation of such services. Lessee shall, at its own cost, keep and maintain the premises in good order, condition, and repair. Lessee acknowledges that the premises are in good order, condition, and repair upon entry and agrees upon termination of this agreement to surrender the premises to Authority in the same condition as received, reasonable use and wear thereof and damage by fire, act of God, or the elements excepted. The condition and service life of the building's roof is unknown. The Lessee is relieved from responsibility to repair the roof. The Airport Authority will use reasonable and cost effective measures to make repairs to the roof if necessary. The Airport Authority reserves the right to terminate this lease if repair costs are not economically feasible. Lessee will completely remove all of its property from the premises upon termination of the rental period.

         4. Lessee agrees that all storage of equipment, materials or supplies will be maintained within the building (temporary storage for loading and unloading accepted) and Lessee will cause to be removed at its own expense all junk, waste, garbage and rubbish and perform necessary mowing and snow removal and agrees not to deposit the same on any part of the Airport, except Lessee may deposit the same temporarily on the demised premise in connection with collection for removal.

         5. Lessee agrees to hold harmless and indemnify the Airport Authority from any and all claims of liability for bodily injury or property damage resulting from Lessee's occupation or use of the described premises except resulting from the sole negligence of Authority. Lessee agrees to obtain liability insurance in the amount of One Million Dollars ($1,000,000) including the Airport Authority as an additional insured. Said insurance policy shall contain a provision to

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notify the Airport Authority in writing thirty (30) days prior to any cancellation or reduction of coverage.

         6. All rentals due under this Agreement shall be paid, without notice to the Lessee, to the Airport Authority of the City of Lincoln, Nebraska. An additional charge of fifteen percent (15%) per annum on unpaid items shall be made by Authority, for such period as any amount due under this agreement shall remain unpaid for more than ten (10) days after billing. Such charge shall not accrue upon any item about which there exists a bona fide dispute.

         7. It is understood and agreed that Authority reserves the right to increase the rental rate for the premises, upon at least thirty (30) days prior written notice from the first day of the month.

         8. All notices to be given pursuant to the lease shall be addressed to the Airport Authority, P.O. Box 80407, Lincoln, Nebraska 68501, or to the Lessee herein named at: 3820 N.W. 46th Street, Lincoln, Nebraska 68524.
Phone: (402) 470-2100; 1-800-786-2580; FAX (402) 470-2345.
Notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited, postage prepaid, in a post office regularly maintained by the United States Government.

         9. It is understood and agreed that Lessee shall not assign the lease or sublet the premises in whole or in part.

         10. Lessee shall comply with all applicable requirements of all municipal, federal and state authorities now in force or which may hereafter be in force, and will observe in the use of the premises all applicable municipal ordinances, state and federal statutes now in force or hereafter to be in force and Lessee and its tenants, employees, agents and servants shall obey such reasonable rules and regulations as may from time to time be promulgated by the Airport Authority or its authorized agents.

         11. The Lessee for himself, his heirs, personal representatives, successors in interest and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this lease for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, the Lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said regulations may be amended.

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         12. The Lessee for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that: (1) no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) that the Lessee shall use the premises in compliance with all other requirements, imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said regulations may be amended.

         13. Authority reserves the right (but shall not be obligated to Lessee) to maintain and keep in repair the landing area of the airport, together with the right to direct and control all activities of the Lessee in this regard.

         14. Authority reserves the right further to develop or improve the landing area and all publicly-owned air navigation facilities of the airport as it sees fit, regardless of the desires or views of Lessee, and without interference or hindrance.

         15. Authority reserves the right to take any action it considers necessary to protect the aerial approaches of the airport against obstruction, together with the right to prevent Lessee from erecting, or permitting to be erected, any building or other structure on the airport which in the opinion of Authority would limit the usefulness of the airport or constitute a hazard to aircraft.

         16. During the time of war or national emergency, Authority shall have the right to enter into an agreement with the United States Government for military or naval use of part or all of the landing area, the publicly-owned air navigation facilities the provisions of this instrument, insofar as they are inconsistent with the provisions of the agreement with the Government, shall be suspended.

         17. It is understood and agreed that the rights granted by this agreement will not be exercised in such a way as to interfere with or adversely affect the use, operation, maintenance or development of the airport.

         18. There is hereby reserved to the Authority, its successors and assigns, for the use and benefit of the public, a free and unrestricted right of flight for the passage of aircraft in the airspace above the surface of the premises herein conveyed together with the right to cause in said airspace such noise as may be inherent in the operation of aircraft, now known or hereafter

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used for navigation of or flight in the air, using said airspace or landing at, taking off from or operating on or about the airport.

         19. This lease shall become subordinate to provisions of any existing or future agreement between the Authority and the United States of America or any agency thereof relative to the operation development, or maintenance of the airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the airport.


                                          AIRPORT AUTHORITY OF THE CITY
                                          OF LINCOLN, NEBRASKA


                                          By:   /s/ J. Wood
                                                ------------------------------
                                                John Wood, Executive Director




I HEREBY AGREE TO THE FOREGOING TERMS.

Dated this 18th day of November, 1999.




                                          BIONEBRASKA, INC.

                                          By:   /s/ Roger Kramer
                                                ------------------------------
                                                            Lessee